UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
FORM 8-K/A
(Amendment No. 1)
CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported)	July 26, 2007

MGIC Investment Corporation

(Exact Name of Registrant as Specified in Its Charter)
Wisconsin

(State or Other Jurisdiction of Incorporation)

1-10816	39-1486475

(Commission File Number)	(IRS Employer Identification No.)

MGIC Plaza, 250 East Kilbourn Avenue, Milwaukee, WI	53202

(Address of Principal Executive Offices)	(Zip Code)
(414) 347-6480

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.06. Material Impairment
SIGNATURES

Item 2.06. Material Impairment
     On August 1, 2007 MGIC Investment Corporation (the “Company”) filed a Form 8-K (the “Original Filing”) stating that its interests in Credit-Based Asset Servicing and Securitization LLC (“C-BASS”) were materially impaired. At the time of the Original Filing, the Company was unable to determine the amount of the impairment charge, but noted that the upper boundary of the impairment charge could be the Company’s entire investment in C-BASS, which consisted of $466 million of equity as of June 30, 2007 and an additional $50 million drawn by C-BASS in July 2007 under a credit facility referred to in the Original Filing. On October 16, 2007, in connection with the determination of the Company’s results of operations for the quarter ended September 30, 2007, the Company determined that the impairment charge is $466 million (the Company’s entire equity investment), which will be reflected in the Company’s results of operations for such quarter.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MGIC INVESTMENT CORPORATION
Date: October 17, 2007	By:	/s/ Joseph J. Komanecki
Joseph J. Komanecki
Senior Vice President, Controller and Chief Accounting Officer